UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 3, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2021, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which on or about November 9, 2021, the Company will sell to the investors a series of senior secured convertible notes of the Company, in the aggregate original principal amount of $6,480,000 (the “Notes”), which Notes shall be convertible into shares of common stock of the Company at a conversion price of $3.50 (subject to adjustment). The Notes are due and payable on the first anniversary of the Issuance Date and bear interest at a rate of 7% per annum, which shall be payable in cash quarterly in arrears on each Amortization Date (as defined in the Notes) or otherwise in accordance with the terms of the Notes. The investors are entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined in the Notes) at any time or times on or after the Issuance Date, but we may not effect the conversion of any portion of the Notes if it would result in either of the investors beneficially owning more than 4.99% of the common stock.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of this Notes if the issuance of such shares of common stock would exceed 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement and Notes (the “Exchange Cap”), unless we (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) obtain a written opinion from our counsel that such approval is not required. In any event, we may not issue any shares of our common under the Purchase Agreement or Notes if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

The Notes will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and will be secured by all existing and future assets of the Company, as evidenced by the Security and Pledge Agreement to be entered into between the Company and the investors on or about November 9, 2021 (the “Security Agreement”). Additionally, Scott L. Mathis, President and CEO of the Company, will pledge certain of his shares of common stock and certain options to purchase common stock of the Company as additional collateral under the Notes, as evidenced by the Stockholder Pledge Agreement between the Company, Mr. Mathis and the investors, dated on or about November 9, 2021 (the “Pledge Agreement”).

In connection with the foregoing, the Company will enter into a Registration Rights Agreement with the investors on or about November 9, 2021 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933 (the “1933 Act”) and the rules and regulation promulgated thereunder, and applicable state securities laws. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

EF Hutton, division of Benchmark Investments, Inc. (“EF Hutton”) acted as the exclusive placement agent in connection with the transactions contemplated by the Purchase Agreement, for which the Company will pay to EF Hutton a cash placement fee equal to 6.0% of the amount of capital raised, invested or committed under the Purchase Agreement and Notes.

The foregoing description of the Purchase Agreement, Notes, Security Agreement, Pledge Agreement, and Registration Rights Agreement, do not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, Notes, Security Agreement, Pledge Agreement, and Registration Rights Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of common stock that have been and may be issued under the Purchase Agreement and Notes are being offered and sold in a transaction exempt from registration under the 1933 Act, in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The investors represented that they are “accredited investors,” as defined in Regulation D, and are acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock that have been and may be issued to the investors under the Purchase Agreement have not been registered under the 1933 Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the 1933 Act and any applicable state securities laws. The Company will file a Form D with the SEC on or about November 9, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated November 3, 2021
10.2	Senior Secured Convertible Notes Issued by Gaucho Group Holdings, Inc.
10.3	Security and Pledge Agreement
10.4	Stockholder Pledge Agreement
10.5	Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of November, 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO